UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 20, 2009

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.  Results of Operations and Financial Condition

On July 20, 2009, registrant issued a press release entitled “Halliburton Announces Second Quarter Earnings of $0.30 Per Share Excluding Employee Separation Costs.”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES SECOND QUARTER EARNINGS
OF $0.30 PER SHARE EXCLUDING EMPLOYEE SEPARATION COSTS
Reported net income of $0.29 per diluted share

HOUSTON, Texas – Halliburton (NYSE:HAL) announced today that net income for the second quarter of 2009 was $274 million, or $0.30 per diluted share excluding employee separation costs of $12 million, after tax, or $0.01 per diluted share.  Reported net income for the second quarter of 2009 was $262 million, or $0.29 per diluted share. This compares to net income for the second quarter of 2008 of $504 million, or $0.55 per diluted share. The second quarter of 2009 results were negatively impacted by the steep continued downturn in North America drilling activity. The second quarter of 2008 results were negatively impacted by a $30 million charge related to a patent settlement partially offset by a $25 million gain related to the sale of two investments in the United States.

Halliburton’s consolidated revenue in the second quarter of 2009 was $3.5 billion, compared to $3.9 billion in the first quarter of 2009. Revenue for most product service lines fell, with the exception of completion tools and software and asset solutions, primarily based on a reduction in North America rig count leading to lower pricing and demand for products and services.  Consolidated operating income was $476 million in the second quarter of 2009 compared to $616 million in the first quarter of 2009.

“Weak global demand and volatility in the commodity markets continue to weigh on the oilfield services industry. The worldwide average rig count decreased 25% sequentially, further weakening industry fundamentals during the second quarter,” said Dave Lesar, chairman, president and chief executive officer.

“North America continued to experience steep declines in drilling activity leading to increased overcapacity. North America average rig count declined in the second quarter by 39%. Activity in the United States has progressively shifted to unconventional plays, where horizontal drilling now accounts for 43% of the current rig count. This shift increases the demand for complex solutions, creating the opportunity for a packaged-services commercial approach helping to partially mitigate pricing erosion and protect market share.

“Due to the continued weakness in natural gas demand, reflected in the high injection rates for working gas storage, we believe it is unlikely that there will be a meaningful recovery in natural gas prices and, consequently, drilling activity for the remainder of the year.

Halliburton/Page 2

“The downturn in international markets has not been as pronounced due to the strengthening commodity prices, deflationary cost environment, and stabilizing financial markets which are improving our customers’ overall project economics. The strength of international markets will ultimately be dependent on the health of commodity pricing, financial markets, and robustness of global demand.

“Operating margins outside of North America remained at 20%. We rationalized our costs to offset pricing pressures; however, customers have continued to focus on aggressively lowering their project costs.

“We believe that the long term economic fundamentals of our industry are bright. While we have taken prudent steps to control costs and improve financial flexibility, we continue to execute our strategy of maintaining disciplined investments in technology, capital equipment, and global infrastructure to ensure that we are well positioned at the other side of this cycle. The successful execution of this strategy has been validated by approximately $3.5 billion of recent contract awards.

“Although the depth and duration of the cycle remains uncertain, we believe the market will benefit companies with broad, integrated offerings, and a strong capital structure such as ours, allowing them to customize solutions across global markets,” concluded Lesar.

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Halliburton/Page 3

2009 Second Quarter Results

Completion and Production (C&P) operating income in the second quarter of 2009 was $243 million compared to $363 million in the first quarter of 2009.  North America C&P operating income decreased $114 million, primarily due to the decline in US land activity, volume reductions, and pricing declines across all product service lines in the United States.  Latin America C&P operating income was flat as increased activity in Brazil and Mexico offset declines in Argentina and Colombia.  Europe/Africa/CIS C&P operating income decreased $8 million as higher activity in Norway and Russia was outweighed by declines in Africa and the United Kingdom.  Middle East/Asia C&P operating income increased due to a better mix of completion tools sales and increased activity in Australasia and the Northern Gulf.

Drilling and Evaluation (D&E) operating income in the second quarter of 2009 was $284 million compared to $304 million in the first quarter of 2009.  North America D&E operating income declined by $36 million due to lower volumes and pricing declines across all product service lines except software and asset solutions.  Latin America D&E operating income was flat as higher activity in Mexico offset sequential reductions in Colombia.  Europe/Africa/CIS D&E operating income decreased as declines in Egypt and Angola offset higher activity in Russia and Norway.  Middle East/Asia D&E operating income increased $22 million with higher activity in Asia outweighing activity declines in certain countries in the Middle East.

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Halliburton/Page 4

Significant Recent Events and Achievements

•
Halliburton won a five-year, $1.5 billion contract with an Integrated Oil Company for its work throughout North America.  The contract covers services that range from well construction to completion and production.

•
Halliburton has been awarded over $1 billion in new contracts globally for the provision of engineered fluid solutions including $700 million for deepwater projects in Brazil, Gulf of Mexico, Indonesia, Angola and other countries, and $300 million for shelf- and land-related work.

•
Halliburton has been awarded a two-year contract by StatoilHydro to provide fluids systems for multiple fields, currently including cementing services for 20 rigs and drilling and completion fluids for 16 rigs on the Norwegian continental shelf. The contract is estimated by Halliburton to be valued at approximately $450 million and encompasses solutions offerings across both of Halliburton's business segments, Completion and Production and Drilling and Evaluation.

•
Halliburton has been awarded a contract in Algeria for the provision of integrated project management for a number of delineation wells initially with the potential to expand to 120 wells for full field development.

•	Halliburton has added to its integrated project management backlog with the addition of over 150 wells over the next three years in Latin America.

•
Halliburton has been awarded a five-year contract for more than $100 million in the Middle East for directional/LWD services due to the success of the previous deployment of the StrataSteer® 3D geosteering service, InSite ADR™ azimuthal deep resistivity sensor, and Geo-Pilot® rotary steerable system.

•	Halliburton has entered into agreements in Brazil and Iraq for the provision of wireline logging and formation evaluation technologies.

•	Halliburton is augmenting its capability in the Caspian region in the anticipation of a significant five-year award for multiple services with the potential value of $200 million per year.

•
Halliburton announced the release of the GEM™ Elemental Analysis tool, which offers rapid and precise evaluation of formations with complex mineralogies.  As the newest addition to Halliburton’s portfolio of formation evaluation technologies, the GEM tool offers operators a complete elemental analysis solution for complex reservoirs and complements Halliburton’s existing cuttings evaluation service performed while drilling.  When combined with Halliburton’s real-time data acquisition software, it offers customers onsite and remote visualization of formation elemental data quickly and accurately.

Halliburton/Page 5

•
Halliburton launched a next generation stimulation vessel, the Stim Star Angola, in response to operators’ needs for stimulation treatments on offshore West Africa assets.  The new vessel will serve as a high performance platform for delivering technology and helping reduce rig downtime and associated costs for operators.

•
Halliburton won three Hart’s E&P meritorious engineering achievement awards.  The three winning Halliburton technologies and the categories in which they won are: the Acid-on-the-Fly blending system for stimulation; Delta Stim® completion service for completions; and Pore Pressure and Geomechanics Solution for intelligent systems and components.

•
As of June 30, 2009, Halliburton had $3.1 billion in cash and equivalents and short- and long-term investments in United States Treasury securities. The Company has $1.2 billion of unused borrowing capacity available on its revolving credit facility and continues to maintain investment-grade debt ratings.

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Halliburton/Page 6

Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry.  With more than 50,000 employees in approximately 70 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s Web site at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas which has been significantly impacted by the worldwide financial and credit crisis; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity, potential adverse proceedings by such agencies; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, and chemicals; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; unsettled political conditions, war, and the effects of terrorism, foreign operations, and foreign exchange rates and controls; weather-related issues including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2008, Form 10-Q for the period ended March 31, 2009, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton’s business, results of operations, and financial condition.  Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30			March 31
	2009	2008		2009
Revenue: (a)
Completion and Production	$1,752	$2,357		$2,028
Drilling and Evaluation	1,742	2,130		1,879
Total revenue	$3,494	$4,487		$3,907
Operating income: (a)
Completion and Production	$243	$537		$363
Drilling and Evaluation	284	504		304
Corporate and other	(51)	(92)		(51)
Total operating income	476	949		616
Interest expense	(82)	(42	)(b)	(53)
Interest income	3	9		2
Other, net	(14)	(2)		(5)
Income from continuing operations before income taxes
and noncontrolling interest	383	914		560
Provision for income taxes	(117)	(288)		(179)
Income from continuing operations	266	626		381
Loss from discontinued operations, net	(1)	(116	)(c)	(1)
Net income	$265	$510		$380
Noncontrolling interest in net income of subsidiaries (d)	(3)	(6)		(2)
Net income attributable to company	$262	$504		$378
Amounts attributable to company shareholders:
Income from continuing operations	$263	$620		$379
Loss from discontinued operations, net	(1)	(116	)(c)	(1)
Net income attributable to company	$262	$504		$378
Basic income (loss) per share attributable to company
shareholders: (e)
Income from continuing operations	$0.29	$0.71		$0.42
Loss from discontinued operations, net	–	(0.13	)(c)	–
Net income per share	$0.29	$0.58		$0.42
Diluted income (loss) per share attributable to company
shareholders: (e)
Income from continuing operations	$0.29	$0.68		$0.42
Loss from discontinued operations, net	–	(0.13	)(c)	–
Net income per share	$0.29	$0.55		$0.42
Basic weighted average common shares outstanding (e)	898	875		897
Diluted weighted average common shares outstanding (e)	900	918		899

(a)	Prior period segment information was reclassified to reflect the movement of certain operations from the Completion and Production segment to the Drilling and Evaluation segment.
(b)
On January 1, 2009, Halliburton adopted Financial Accounting Standards Board (FASB) Staff Position (FSP) Accounting Principles Board (APB) 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”  This FSP clarifies that convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  Upon adopting FSP APB 14-1, the provisions were retroactively applied.  As a result, $3 million of additional non-cash interest expense was recorded in the second quarter of 2008.

(c)
Loss from discontinued operations, net, in the second quarter of 2008 included additional charges totaling $117 million, net of tax, related to adjustments to the indemnities and guarantees provided to KBR, Inc. upon separation.

(d)
On January 1, 2009, Halliburton adopted Statement of Financial Accounting Standards (SFAS) No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” the provisions of which, among others, requires the recognition of noncontrolling interest (previously referred to as minority interest) as equity in the condensed consolidated balance sheets and a revised presentation of the condensed consolidated statements of operations.  All periods presented have been restated.

(e)
On January 1, 2009, Halliburton adopted FSP Emerging Issues Task Force (EITF) 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” which provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents, whether paid or unpaid, are participating securities and shall be included in the computation of both basic and diluted earnings per share.  All prior periods’ basic and diluted earnings per share were restated.  Upon adoption, basic income per share for the second quarter of 2008 decreased by $0.01 for continuing operations.

See Footnote Table 1 for a list of significant items included in operating income.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended June 30
	2009	2008
Revenue: (a)
Completion and Production	$3,780	$4,479
Drilling and Evaluation	3,621	4,037
Total revenue	$7,401	$8,516
Operating income: (a)
Completion and Production	$606	$1,041
Drilling and Evaluation	588	913
Corporate and other	(102)	(158)
Total operating income	1,092	1,796
Interest expense	(135)	(84	)(b)
Interest income	5	29
Other, net	(19)	(3)
Income from continuing operations before income taxes and
noncontrolling interest	943	1,738
Provision for income taxes	(296)	(526)
Income from continuing operations	647	1,212
Loss from discontinued operations, net	(2)	(115	)(c)
Net income	$645	$1,097
Noncontrolling interest in net income of subsidiaries (d)	(5)	(13)
Net income attributable to company	$640	$1,084
Amounts attributable to company shareholders:
Income from continuing operations	$642	$1,199
Loss from discontinued operations, net	(2)	(115	)(c)
Net income attributable to company	$640	$1,084
Basic income (loss) per share attributable to company
shareholders: (e)
Income from continuing operations	$0.71	$1.37
Loss from discontinued operations, net	–	(0.13	)(c)
Net income per share	$0.71	$1.24
Diluted income (loss) per share attributable to company
shareholders: (e)
Income from continuing operations	$0.71	$1.31
Loss from discontinued operations, net	–	(0.13	)(c)
Net income per share	$0.71	$1.18
Basic weighted average common shares outstanding (e)	898	877
Diluted weighted average common shares outstanding (e)	899	916

(a)	Prior period segment information was reclassified to reflect the movement of certain operations from the Completion and Production segment to the Drilling and Evaluation segment.
(b)
On January 1, 2009, Halliburton adopted Financial Accounting Standards Board (FASB) Staff Position (FSP) Accounting Principles Board (APB) 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”  This FSP clarifies that convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  Upon adopting FSP APB 14-1, the provisions were retroactively applied.  As a result, $7 million of additional non-cash interest expense was recorded in the six months ended June 30, 2008.

(c)
Loss from discontinued operations, net, in the six months ended June 30, 2008 included additional charges totaling $117 million, net of tax, related to adjustments to the indemnities and guarantees provided to KBR, Inc. upon separation.

(d)
On January 1, 2009, Halliburton adopted Statement of Financial Accounting Standards (SFAS) No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” the provisions of which, among others, requires the recognition of noncontrolling interest (previously referred to as minority interest) as equity in the condensed consolidated balance sheets and a revised presentation of the condensed consolidated statements of operations.  All periods presented have been restated.

(e)
On January 1, 2009, Halliburton adopted FSP Emerging Issues Task Force (EITF) 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” which provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents, whether paid or unpaid, are participating securities and shall be included in the computation of both basic and diluted earnings per share.  All prior periods’ basic and diluted earnings per share were restated.  Upon adoption, both basic and diluted income per share for the six months ended June 30, 2008 decreased by $0.01 for continuing operations and net income.

See Footnote Table 1 for a list of significant items included in operating income.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	June 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and equivalents	$1,568	$1,124
Receivables, net	3,152	3,795
Inventories, net	1,832	1,828
Investments in marketable securities	753	–
Other current assets	703	664
Total current assets	8,008	7,411

Property, plant, and equipment, net	5,357	4,782
Goodwill	1,068	1,072
Investments in marketable securities	763	–
Other assets	1,019	1,120
Total assets	$16,215	$14,385

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$755	$898
Accrued employee compensation and benefits	454	643
Other current liabilities	1,011	1,240
Total current liabilities	2,220	2,781

Long-term debt	4,573	2,586
Other liabilities	1,098	1,274
Total liabilities	7,891	6,641

Company’s shareholders’ equity	8,301	7,725
Noncontrolling interest in consolidated subsidiaries (a)	23	19
Total shareholders’ equity	8,324	7,744
Total liabilities and shareholders’ equity	$16,215	$14,385

(a)
On January 1, 2009, Halliburton adopted SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” the provisions of which, among others, requires the recognition of noncontrolling interest (previously referred to as minority interest) as equity in the condensed consolidated balance sheets.  All periods presented have been restated.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30
	2009	2008
Cash flows from operating activities:
Net income	$645	$1,097 (a)
Adjustments to reconcile net income to net cash from operations:
Depreciation, depletion, and amortization	439	342
Payments of Department of Justice and Securities and Exchange Commission
settlement and indemnity	(322)	–
Other	256	(454)
Total cash flows from operating activities	1,018	985

Cash flows from investing activities:
Sales (purchases) of investments in marketable securities, net	(1,518)	388
Capital expenditures	(950)	(837)
Other	48	(92)
Total cash flows from investing activities	(2,420)	(541)

Cash flows from financing activities:
Proceeds from long-term borrowings, net of offering costs	1,975	–
Payments to reacquire common stock	(11)	(381)
Other	(104)	(34)
Total cash flows from financing activities	1,860	(415)

Effect of exchange rate changes on cash	(14)	4
Increase in cash and equivalents	444	33
Cash and equivalents at beginning of period	1,124	1,847
Cash and equivalents at end of period	$1,568	$1,880

(a)
On January 1, 2009, Halliburton adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”  This FSP clarifies that convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  Upon adopting FSP APB 14-1, the provisions were retroactively applied.  As a result, net income before noncontrolling interest (minority interest) was reduced by $7 million for additional non-cash interest expense recorded in the six months ended June 30, 2008.

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30		March 31
Revenue by geographic region:	2009	2008	2009
Completion and Production:
North America	$795	$1,265	$1,071
Latin America	227	232	232
Europe/Africa/CIS	439	509	426
Middle East/Asia	291	351	299
Total	1,752	2,357	2,028
Drilling and Evaluation:
North America	464	725	612
Latin America	317	365	324
Europe/Africa/CIS	532	607	542
Middle East/Asia	429	433	401
Total	1,742	2,130	1,879
Total by revenue by region:
North America	1,259	1,990	1,683
Latin America	544	597	556
Europe/Africa/CIS	971	1,116	968
Middle East/Asia	720	784	700

Operating income by geographic region
(excluding Corporate and other):
Completion and Production:
North America	$52	$317	$166
Latin America	53	51	54
Europe/Africa/CIS	69	93	77
Middle East/Asia	69	76	66
Total	243	537	363
Drilling and Evaluation:
North America	28	189	64
Latin America	53	77	54
Europe/Africa/CIS	86	124	91
Middle East/Asia	117	114	95
Total	284	504	304
Total operating income by region:
North America	80	506	230
Latin America	106	128	108
Europe/Africa/CIS	155	217	168
Middle East/Asia	186	190	161

Prior period segment information was reclassified to reflect the movement of certain operations from the Completion and Production segment to the Drilling and Evaluation segment.

See Footnote Table 1 and Footnote Table 2 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Six Months Ended June 30
Revenue by geographic region:	2009	2008
Completion and Production:
North America	$1,866	$2,429
Latin America	459	449
Europe/Africa/CIS	865	922
Middle East/Asia	590	679
Total	3,780	4,479
Drilling and Evaluation:
North America	1,076	1,423
Latin America	641	657
Europe/Africa/CIS	1,074	1,152
Middle East/Asia	830	805
Total	3,621	4,037
Total by revenue by region:
North America	2,942	3,852
Latin America	1,100	1,106
Europe/Africa/CIS	1,939	2,074
Middle East/Asia	1,420	1,484

Operating income by geographic region
(excluding Corporate and other):
Completion and Production:
North America	$218	$638
Latin America	107	104
Europe/Africa/CIS	146	157
Middle East/Asia	135	142
Total	606	1,041
Drilling and Evaluation:
North America	92	359
Latin America	107	131
Europe/Africa/CIS	177	235
Middle East/Asia	212	188
Total	588	913
Total operating income by region:
North America	310	997
Latin America	214	235
Europe/Africa/CIS	323	392
Middle East/Asia	347	330

Prior period segment information was reclassified to reflect the movement of certain operations from the Completion and Production segment to the Drilling and Evaluation segment.

See Footnote Table 1 and Footnote Table 2 for a list of significant items included in operating income.

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FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2008		March 31, 2009
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share

Completion and Production:
Employee separation costs	$(10)	$(0.01)	$–	$–	$(11)	$(0.01)
Drilling and Evaluation:
Gain on sale of investments	–	–	25	0.02	–	–
Employee separation costs	(7)	–	–	–	(12)	(0.01)
Corporate and other:
Patent settlement	–	–	(30)	(0.02)	–	–
Employee separation costs	–	–	–	–	(5)	–

	Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Completion and Production:
Gain on sale of investment	$-	$-	$35	$0.02
Employee separation costs	(21)	(0.02)	-	-
Drilling and Evaluation:
Impairment of oil and gas property	-	-	(23)	(0.02)
Gain on sale of investments	-	-	25	0.02
Employee separation costs	(19)	(0.01)	-	-
Corporate and other:
Patent settlement	-	-	(30)	(0.02)
Employee separation costs	(5)	-	-	-

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FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items Included in Operating Income by Geographic Region
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2008		March 31, 2009
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share
North America:
Gain on sale of investments	$–	$–	$25	$0.02	$–	$–
Employee separation costs	(9)	(0.01)	–	–	(14)	(0.02)
Latin America:
Employee separation costs	(6)	–	–	–	(2)	–
Europe/Africa/CIS:
Employee separation costs	(1)	–	–	–	(4)	–
Middle East/Asia:
Employee separation costs	(1)	–	–	–	(3)	–
Corporate and other:
Patent settlement	–	–	(30)	(0.02)	–	–
Employee separation costs	–	–	–	–	(5)	–

	Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
North America:
Gain on sale of investments	$–	$–	$60	$0.04
Employee separation costs	(23)	(0.03)	–	–
Latin America:
Employee separation costs	(8)	–	–	–
Europe/Africa/CIS:
Employee separation costs	(5)	–	–	–
Middle East/Asia:
Impairment of oil and gas property	–	–	(23)	(0.02)
Employee separation costs	(4)	–	–	–
Corporate and other:
Patent settlement	–	–	(30)	(0.02)
Employee separation costs	(5)	–	–	–

-more-

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of As Reported Results to Adjusted Results
(Millions of dollars)
(Unaudited)

Three Months Ended
June 30, 2009

As reported net income attributable to company	$262
Employee separation costs, net of tax (a)	12
Adjusted net income attributable to company (a)	$274

As reported diluted weighted average common shares outstanding	900

As reported net income per share (b)	$0.29
Adjusted net income per share (b)	$0.30

(a)
Management believes it is important to point out to investors that included in net income attributable to company for the second quarter of 2009 is a $12 million after-tax expense related to employee separation costs.  The adjustment removes the effect of the expense.  Adjusted net income attributable to company is calculated as: “As reported net income attributable to company” plus “Employee separation costs, net of tax.”

(b)
As reported net income per share is calculated as: “As reported net income attributable to company” divided by “As reported diluted weighted average common shares outstanding.”   Adjusted net income per share is calculated as: “Adjusted net income attributable to company” divided by “As reported diluted weighted average common shares outstanding.”

FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of As Reported Results to Adjusted Results
 (Millions of dollars)
(Unaudited)

Three Months Ended
June 30, 2009

As reported decrease in cash and equivalents (cash flow) for the second quarter of 2009 (b)	$(1,399)
As reported purchases of investments in marketable securities (a)	(1,518)

Adjusted increase in cash and equivalents (cash flow) for the second quarter of 2009 (a)	$119

(a)
Management believes it is important to point out to investors that included in decrease in cash and equivalents for the second quarter of 2009 are $1.5 billion in purchases of investments in marketable securities.  The adjustment removes these purchases of investments in marketable securities.  Adjusted increase in cash and equivalents (cash flow) for the second quarter of 2009 is calculated as: “As reported decrease in cash and equivalents (cash flow) for the second quarter of 2009” less “As reported purchases of investments in marketable securities.”

(b)	As reported decrease in cash and equivalents (cash flow) for the second quarter of 2009 is calculated as the change in cash and equivalents from March 31, 2009 to June 30, 2009.

###

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: July 23, 2009	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary